UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2022

ADVENT TECHNOLOGIES HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38742	83-0982969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Clarendon Street
Boston, MA 02116
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 655-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ADN	The Nasdaq Capital Market
Warrants to purchase one share of common stock, each at an exercise price of $11.50	ADNWW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 15, 2022, Advent Technologies Holdings, Inc. (the “Company”) received a letter from the staff of the Listing Qualifications Department of the Nasdaq Stock Market (the “Staff”) stating that due to the resignation of Katrina Fritz as a director from the Company’s board of directors (the “Board”) on May 27, 2022, which was previously reported in a current report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2022, the Company no longer complies with Nasdaq Listing Rule 5605, which requires that a majority of the Board be independent. In accordance with Nasdaq Listing Rule 5605(b)(1)(A), Nasdaq will provide the Company a cure period in order to regain compliance as follows: (i) until the earlier of the Company’s next annual stockholders’ meeting or May 27, 2023; or (ii) if the Company’s next annual stockholders’ meeting is held before November 23, 2022, then the Company must evidence compliance no later than November 23, 2022 (the “Cure Period”). If the Company fails to regain compliance within the Cure Period, the Nasdaq Listing Rules require the Staff to provide written notification to the Company that its securities will be delisted.

The Company is actively engaged in efforts to regain compliance with the majority independent board requirement set forth in Nasdaq Listing Rule 5605 and plans to regain compliance within the Cure Period provided by Nasdaq.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADVENT TECHNOLOGIES HOLDINGS, INC.

	By:	/s/ James F. Coffey
Dated: June 17, 2022		Name:	James F. Coffey
		Title:	Chief Operating Officer and General Counsel